As filed with the Securities and Exchange Commission on April 17, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A QUICK FAVOR: PLEASE CAST YOUR VOTE The Special Meeting has been adjourned to April 28, 2026. Every vote matters even if you own just a few shares.

WHAT’S HAPPENING

Goldman Sachs has acquired Innovator Capital Management, the investment adviser to your ETF. Your ETF still needs to approve a new advisory agreement as part of this change. Your vote is a simple way to help us keep your funds’ management in place without interruption.

WHY YOUR VOTE MATTERS

Your vote is essential—the Special Meeting for your ETF has adjourned, which delays completion of the process and the additional resources Goldman Sachs intends to devote to your fund. Unfortunately, if the proposal is not approved, the Fund may be required to liquidate. If the Fund liquidates, it may result in a taxable event for shareholders which we are working to avoid.

NOTHING CHANGES ABOUT YOUR FUND

✓ Same investment strategy and objectives	✓ Same portfolio managers and advisory team
✓ Same management fees	✓ Same shares. Your holdings are not affected.

After careful review, the Board of Trustees unanimously recommends you vote FOR.

VOTE NOW. IT TAKES LESS THAN 1 MINUTE.
VOTE NOW ProxyVote.com	SEE MATERIALS https://proxyvotinginfo.com/p/innovatoretfs2026	PHONE Call toll-free: (866) 210-4338	MAIL Sign and return your proxy card in the enclosed postage-paid envelope
DEADLINE: PLEASE VOTE BY APRIL 27, 2026

Note: It is possible you have multiple accounts and voted only a portion of your accounts. If you vote with Sodali online or by phone, all accounts will be voted at once and solicitation will cease.

If you haven’t voted yet, please vote today—online, by phone, or by mail.

Questions? Call Sodali & Co. at (866) 210-4338 Weekdays 10 a.m. to 11 p.m. ET